SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2003

Unigene Laboratories, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road

Fairfield, New Jersey 07004

(973) 882-0860

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Item 5.    Other Events.

On October 9, 2003, Unigene Laboratories, Inc. (“Unigene”) entered into a second Common Stock Purchase Agreement (the “Agreement”) and a second Registration Rights Agreement (the “Registration Rights Agreement”) with Fusion Capital Fund II, LLC (“Fusion”). Pursuant to the terms thereof, Fusion agreed to purchase, subject to Unigene’s right to reduce or suspend these purchases, on each trading day during the term of the Agreement, $30,000 of Unigene’s common stock up to an aggregate purchase price of $15 million. The aggregate amount of the common stock may be purchased over a 25 month period, subject to the terms and conditions of the Agreement. On October 10, 2003, Unigene filed a registration statement relating to the resale of shares of common stock acquired or to be acquired by Fusion under the Agreement. Funding will commence at Unigene’s discretion after the Securities and Exchange Commission has declared the registration statement effective.

Unigene has authorized the issuance of up to 10,000,000 shares of common stock to Fusion under the Agreement, consisting of up to 8,500,000 shares of Unigene common stock that Fusion may purchase from Unigene pursuant to the Agreement, 1,000,000 shares of Unigene common stock issued as a commitment fee to Fusion, and a warrant to purchase 500,000 shares of Unigene common stock issued as a commitment fee to Fusion. The exercise price for the warrant is $.90 per share. The warrant permits a cashless exercise and has certain anti-dilutive provisions. Unless an event of default occurs under the Agreement, the 1,000,000 commitment shares and the 500,000 shares issuable upon exercise of the warrant must be held by Fusion until 25 months from the date of the Agreement or until the date the Agreement is terminated.

The $30,000 daily purchase amount may be decreased by Unigene at any time effective on one day’s notice. Unigene also has the right under certain circumstances to increase the daily purchase amount. Specifically, for every $0.10 increase in the Threshold Price (defined below) above $0.70, Unigene has the right to increase the daily purchase amount by up to an additional $7,500. For example, if the Threshold Price is $1.00, Unigene would have the right to increase the daily purchase amount up to an aggregate of $52,500. The “Threshold Price” is the lowest sale price per share of Unigene common stock during the five trading days immediately preceding Unigene’s notice to Fusion to increase the daily purchase amount. This notice becomes effective five trading days after receipt by Fusion. If at any time during any trading day the sale price of Unigene common stock is below the Threshold Price, the applicable increase in the daily purchase amount becomes void.

The purchase price per share is equal to the lesser of:

•	the lowest sale price of Unigene common stock on the purchase date; and

•	the average of the three lowest closing sale prices of Unigene’s common stock during the twelve consecutive trading days prior to the date of purchase by Fusion.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing sale price is used to compute the purchase price.

Fusion may not purchase shares of common stock under the Agreement if Fusion, together with its affiliates, would beneficially own more than 9.9% of Unigene’s common stock outstanding at the time of the purchase by Fusion. However, even though Fusion may not receive additional shares of common stock in the event that the 9.9% limitation is ever reached, Fusion is still obligated to pay to Unigene $30,000 on each trading day, unless the Agreement is suspended, an event of default occurs or the Agreement is terminated. Under these circumstances, so long as the Agreement is not suspended, an event of default does not occur or the Agreement is not terminated, Fusion would acquire such additional shares in the future should it be able to do so without then owning more than 9.9% of Unigene’s common stock outstanding.

Unigene has the right to set a minimum purchase price per share, referred to as the floor price, at any time. Currently, the floor price is $0.50. Unigene can increase or decrease the floor price at any time upon one trading day prior notice to Fusion. However, the floor price cannot be less than $0.20. Fusion does not have the right nor the obligation to purchase any shares of Unigene’s common stock in the event that the purchase price is less than the then applicable floor price.

Unigene has the unconditional right to suspend purchases at any time for any reason effective upon one trading day’s notice. Any suspension would remain in effect until Unigene revokes the suspension.

Unigene has the unconditional right at any time for any reason to terminate the Agreement upon delivery of prior notice to Fusion. Generally, Fusion may terminate the Agreement without any liability or payment to Unigene upon the occurrence of any of the following events of default:

•	the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or the registration statement is unavailable to Fusion for sale of Unigene’s common stock and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of thirty trading days in any 365-day period;

•	suspension by the OTC Bulletin Board of Unigene’s common stock from trading for a period of three consecutive trading days;

•	the de-listing of Unigene’s common stock from its principal market provided Unigene’s common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq National Small Cap Market, the New York Stock Exchange or the American Stock Exchange;

•	the transfer agent’s failure for five trading days to issue to Fusion shares of Unigene’s common stock which Fusion is entitled to under the Agreement;

•	any material breach of the representations or warranties or covenants contained in the Agreement or any related agreements which has or which could have a material adverse affect on Unigene subject to a cure period of ten trading days;

•	a default by Unigene of any payment obligation in excess of $1.0 million; or

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against Unigene.

Fusion has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of Unigene common stock during any time prior to the termination of the Agreement.

The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction. Copies of the Agreement and the Registration Rights Agreement are filed as exhibits to this current report on Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated October 9, 2003, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 (File No. 333-109655) filed by Unigene on October 10, 2003).

10.2	Registration Rights Agreement, dated October 9, 2003 between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.50 to the Registration Statement on Form S-1 (File No. 333-109655) filed by Unigene on October 10, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003	UNIGENE LABORATORIES, INC.

	By:	/S/ WARREN P. LEVY
	Name:	Warren P. Levy
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated October 9, 2003, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 (File No. 333-109655) filed by Unigene on October 10, 2003).

10.2	Registration Rights Agreement, dated October 9, 2003 between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.50 to the Registration Statement on Form S-1 (File No. 333-109655) filed by Unigene on October 10, 2003).